Exhibit 24.1

LIMITED POWER OF ATTORNEY

I, Richard Drexler (the “Applicant/Filer”), hereby appoint Robert Petitt of BlankRome LLP of Boston, Massachusetts, and other designated attorneys and paralegals of such firm, as well as Lindsey Ford of Agrify Corporation, a Nevada corporation (the “Company”), and other designated agents of the Company, including its President and Chief Executive Officer, to each be the true and lawful attorney-in-fact (each, the “Attorney-in-Fact”) in the Applicant/Filer’s name and on the Applicant/Filer’s behalf, including with the general legal authority to bind Applicant/Filer for purposes of opening an account in the Applicant/Filer name on EDGAR, to:

(1) prepare, execute, acknowledge, deliver and file SEC Form IDs and any other documents necessary with the United States Securities and Exchange Commission on behalf of the Applicant/Filer to obtain filing codes for the Applicant/Filer;

(2) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of the Company, with the United States Securities and Exchange Commission, any national securities exchanges and the Company, all as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

(3) seek or obtain, as the Applicant/Filer's representative and on the Applicant/Filer's behalf, if necessary or advisable in connection with performing the acts described in (1) above or under Section 16(a) of the Exchange Act, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the Applicant/Filer hereby authorizes any such person to release any such information to the Applicant/Filer and approves and ratifies any such release of information; and

(4) perform any and all other acts which in the discretion of such Attorney-in-Fact are necessary or desirable for and on behalf of the Applicant/Filer in connection with the foregoing.

The Applicant/Filer acknowledges and agrees that:

(1) this Limited Power of Attorney authorizes, but does not require, such Attorney-in-Fact to act in their discretion on information provided to such Attorney-in-Fact without independent verification of such information and such Attorney-in-Fact may presume that any such information they receive is accurate and complete and they have no obligation to independently verify such information and is not responsible for any liability based on the inaccuracy or incompleteness of such information as it is provided by the Applicant/Filer;

(2) any documents prepared and/or executed by such Attorney-in-Fact on behalf of the Applicant/Filer pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such Attorney-in-Fact, in their discretion, deems necessary or desirable;

(3) neither the Company nor such Attorney-in-Fact assumes (i) any liability for the Applicant/Filer's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the Applicant/Filer for any failure to comply with such requirements, or (iii) any obligation or liability of the Applicant/Filer for profit disgorgement under Section 16(b) of the Exchange Act;

(4) this Limited Power of Attorney does not relieve the Applicant/Filer from responsibility for compliance with the Applicant/Filer's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act; and

(5) The Applicant/Filer also hereby agrees that the Attorney-in-Fact shall not be liable for any error of judgment or for any act reasonably done or step reasonably taken or omitted in good faith, and that the Applicant/Filer agrees to indemnify, defend on a current basis, and hold harmless the Attorney-in-Fact from and against any and all claims, obligations, liabilities or causes of action asserted by any person relating to or arising out of, or as a consequence of, any such action or omission hereunder.

The Applicant/Filer hereby gives and grants the foregoing Attorney-in-Fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the Applicant/Filer might or could do if present, hereby ratifying all that such Attorney-in-Fact of, for an on behalf of the Applicant/Filer, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney. This Limited Power of Attorney shall remain in full force and effect until revoked by the Applicant/Filer in a signed writing delivered to such Attorney-in-Fact.

This Limited Power of Attorney may be filed with the United States Securities and Exchange Commission, any other federal, state or foreign securities regulators, and other entities as a confirming statement of the authority granted herein.

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IN WITNESS whereof this Limited Power of Attorney has been duly executed this 15th day of November, 2024.

/s/ Richard Drexler
Richard Drexler